SILICON VALLEY OFFICE • 1755 EMBARCADERO ROAD • PALO ALTO, CALIFORNIA 94303 TELEPHONE: +1.650.739.3939 • JONESDAY.COM AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON May 12, 2025 Simpson Manufacturing Co., Inc. 5956 W. Las Positas Blvd. Pleasanton, California 94588 Re: Registration Statement on Form S-8 Filed by Simpson Manufacturing Co., Inc. Ladies and Gentlemen: We have acted as counsel to Simpson Manufacturing Co., Inc., a Delaware corporation (the “Company”), in connection with the registration of 200,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company that may be issued or delivered and sold pursuant to the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (as amended and restated to date, the “ESPP”). In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued or delivered and sold under the ESPP will be, when issued or delivered and sold in accordance with the ESPP, validly issued, fully paid and nonassessable, provided that the consideration for the Shares is at least equal to the stated par value thereof. The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the ESPP will be in full force and effect at all times at which the Shares are issued or delivered and sold by the Company, and that the Company will take no action inconsistent with such resolutions. In rendering the opinion above, we have assumed that each award under the ESPP will be approved by the Board of Directors of the Company or an authorized committee of the Board of Directors. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect the registration of the Shares under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Very truly yours, Exhibit 5.1